EXHIBIT 99.3


Aris Industries, Inc. Announces Sale of XOXO, FRAGILE and LOLA Trademarks

New York, N.Y. May 7, 2003. Aris Industries, Inc. (OTC Bulletin Board:
AISI.OB) ("Aris") today announced it has signed a definitive trademark purchase agreement with Global Brand Holdings, LLC ("Global") providing for the sale of the XOXO, XOXO IN AMERICA AND ABROAD, FRAGILE and LOLA trademarks and related assets for a total of $43 million in cash.

Under the terms of the trademark purchase agreement, Global has agreed to purchase the trade name and service mark XOXO and the trademarks XOXO, XOXO IN AMERICA AND ABROAD, LOLA and FRAGILE along with certain related assets and accompanying goodwill for $43 million in cash payable upon the closing of the transaction. Aris is using the proceeds of the transaction to repay indebtedness.

Arnold Simon, Chairman and Chief Executive Officer of Aris said, "Aris will continue as a licensing business with its remaining brands and will reduce its debt and overhead substantially. Aris will continue to license its remaining brands for additional revenues."

The trademark purchase agreement has been approved by the board of directors of Aris and the board of managers of Global. The transaction is subject to customary conditions, including the approval of Aris' shareholders, which Aris expects to obtain in the second quarter of 2003.

Aris also announced that Arnold Simon and an entity controlled by him, which collectively beneficially own approximately 39% of the outstanding common stock of Aris, have entered into a voting agreement with Global providing that such shares shall be voted in favor of the transaction at a special meeting of shareholders called for that purpose.

Aris Industries, Inc. is a licensor or sublicensor of its owned or licensed trademarks. The Company's sportswear and jeanswear brands are distributed to approximately 1,200 department and specialty stores in the United States, including such retailers as Federated Department Stores, May Company, Nordstrom and Saks Incorporated. The Company's brands are also distributed overseas through its licensed distributors in Mexico, Canada, Central America, Japan and the Middle East.





CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the company's filings with the Securities and Exchange Commission ("SEC"), including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. Aris disclaims any obligation to update the forward-looking statements contained herein.

ADDITIONAL INFORMATION

Aris will be filing a proxy or information statement and other relevant documents concerning the proposed transaction with the SEC. INVESTORS ARE URGED TO READ THE STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Aris will be available free of charge by contacting Aris Industries, Inc., 463 Seventh Avenue, Fourth Floor, New York, New York 10018.
Attention: Investor Relations, (646) 473-4285. ARIS, AND CERTAIN OF ITS DIRECTORS, EXECUTIVE OFFICERS, OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM ARIS SHAREHOLDERS IN FAVOR OF THE PROPOSED TRANSACTION. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER THE RULES OF THE SEC, BE CONSIDERED "PARTICIPANTS" IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE SET FORTH IN THE STATEMENT WHEN IT IS FILED WITH THE SEC. INFORMATION REGARDING THE PARTICIPANTS IS ALSO AVAILABLE IN THE SCHEDULE 14A FILED BY ARIS ON MAY 7, 2003 WITH THE SEC. INVESTORS SHOULD READ THE STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION REGARDING THE TRANSACTION.

CONTACT: Kathy Sio of Aris Industries, Inc, (646) 473-4285.